UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2009
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events.
     The Meridian Resource Corporation, a Texas corporation (the “Company”, “us”, “we” or “our”), is filing this Current Report on Form 8-K to make certain disclosures required under Section 303A of the Rules of the New York Stock Exchange (the “NYSE”).
Director Independence
     The Board of Directors has affirmatively determined that four of its seven current directors, Messrs. E. L. Henry, John B. Simmons, Fenner R. Weller, Jr. and C. Mark Pearson, are independent within the meaning of our director independence standards, which reflect exactly the NYSE director independence standards, and have no current material relationship with the Company, except as a director.
Corporate Governance Principles and Code of Ethics
     The business and affairs of the Company are managed under the direction of the Board of Directors to enhance the long-term value of the Company for its shareholders. In exercising its authority to direct, the Board of Directors recognizes that the long-term interests of its shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board of Directors in fulfilling its responsibilities, it has adopted certain Corporate Governance Principles (the “Principles”), a copy of which is posted on our web site at www.tmrx.com.
     In addition to our Corporate Governance Principles, the Board of Directors has adopted a Code of Ethics for Senior Financial Officers and a Code of Ethics and Business Conduct for its directors, officers and employees, copies of each of which are posted on our web site at www.tmrx.com.
     Any shareholder may obtain free of charge a printed copy of our Corporate Governance Principles, our Code of Ethics for Senior Financial Officers, and our Code of Ethics and Business Conduct for its directors, officers and employees by sending a written request to 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.
Executive Sessions
     As set forth in the Principles, our Board of Directors will schedule regular executive sessions (at least twice annually) where non-management directors meet without management participation. The chairman of our Board Affairs Committee and the chairman of our Compensation Committee preside on an alternating basis at each executive session.
Communications with the Board
     Any shareholder or other interested party wishing to send written communications to any one or more members of the Company’s Board of Directors may do so by sending them in care of Investor Relations at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. All such communications will be forwarded to the intended recipient(s).

Board Structure and Committee Composition
     The Board of Directors currently has an Audit Committee, a Board Affairs Committee and a Compensation Committee.
     We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is comprised of John B. Simmons, who serves as chairman, C. Mark Pearson and Fenner R. Weller, Jr., each of whom the Board of Directors has determined is “independent” within the meaning of the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Simmons is an audit committee financial expert as defined in applicable SEC and NYSE rules. The Board of Directors has adopted an Amended and Restated Audit Committee Charter, a copy of which is posted on our web site at www.tmrx.com.
     The Board Affairs Committee is comprised of E. L. Henry, who serves as chairman, and C. Mark Pearson. The Board of Directors has determined that each of Messrs. Henry and Pearson is “independent” within the meaning of the rules of the NYSE. The Board Affairs Committee is governed by a written charter, a copy of which is posted on the Company’s web site at www.tmrx.com. The Board of Directors has also adopted Corporate Governance Principles to be followed by the Board Affairs Committee, and has adopted a Code of Ethics and Business Conduct for its directors, officers and employees, copies of each of which are posted on the Company’s web site at www.tmrx.com.
     The Compensation Committee is comprised of E.L. Henry, serving as chairman, Fenner R. Weller, Jr. and C. Mark Pearson. The Board of Directors has determined that each of Messrs. Henry, Weller and Pearson is “independent” within the meaning of the rules of the NYSE. The Compensation Committee is governed by a written charter, a copy of which is posted on the Company’s web site at www.tmrx.com.
     Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter, Board Affairs Committee Charter and Compensation Committee charter by sending a written request to 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.
Annual Certification with the NYSE
     The Company filed its Annual Certification of the Chief Executive Officer for the previous year with the NYSE certifying its compliance with the listing and corporate governance standards of the NYSE. Such certification was unqualified.
     The Company has filed the Sarbanes—Oxley Act Section 302 certification as an exhibit to its Form 10-K filed with the SEC on March 16, 2009, its Form 10-K/A filed with the SEC on April 30, 2009 and each of its subsequent Quarterly Reports on Form 10-Q filed with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation (Registrant)
By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President and Chief Accounting Officer

Date: December 29, 2009

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